Exhibit 99.2

Acquisition of U.S. Education Corporation

Forward Looking Statements Certain statements contained in this presentation concerning DeVry’s future performance, including those statements concerning DeVry’s expectations or plans, may constitute forward-looking statements subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as DeVry Inc. or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Actual results may differ materially from those projected or implied by these forward-looking statements. Potential risks, uncertainties and other factors that could cause results to differ are described more fully in Item 1A, “Risk Factors,” in the Company's most recent Annual Report on Form 10-K for the year ending June 30, 2007 and filed with the Securities and Exchange Commission on August 24, 2007.

Acquisition of U.S. Education Corporation Daniel Hamburger DeVry Inc. President and Chief Executive Officer

Acquisition of U.S. Education Corp. Strategy: High demand allied health programs U.S. Education Corp.: High-quality, accredited educational organization Synergies: programs, marketing, online and geographic reach

USEC has 17 Campus locations in 7 states Citrus Heights, CA Sacramento, CA Antioch, CA Pleasant Hill, CA Emeryville, CA San Leandro, CA San Jose, CA Spokane, WA Western Career Colleges Western Association of Schools and Colleges (WASC) Apollo Colleges Accrediting Council of Independent Colleges and Schools (ACICS) U.S. Education Corporation Stockton, CA Boise, ID Portland, OR Las Vegas, NV Albuquerque, NM Phoenix, AZ Mesa, AZ Phoenix Westside, AZ Tucson, AZ

Allied Health Careers Meet Critical Needs

The shortage of nurses is expected to reach 1 million by 2010

Enrollment by Program Category

Nursing (16%)
Registered Nursing
Licensed Practical Nursing
Vocational Nursing
Vocational Nursing Degree

Pharmacy (11%)
Pharmacy Technician

Veterinary (7%)
Veterinary Technician

Dental (14%)
Dental Hygiene
Dental Assisting
Dental Assisting Degree

Medical (43%)
Medical Assisting
Medical Admin. Asst.
Medical Billing
Medical Lab Tech
Medical Records
Massage Therapy
Fitness Tech
Medical Office Mgmt.
Health Info Tech.
Bio Lab Tech
Health Care Admin.

Other (7%)
Radiology Technician
Respiratory Therapy Technician
Diagnostic Medical Sonographer
Surgical Technician

Non-health (2%)
Computer Graphics
Architect Design
Criminal Justice

DeVry

$116 $144 $10 $30 $50 $70 $90 $110 $130 $150 $170 FY2007 FY2008 $11.3 $19.5 $0 $5 $10 $15 $20 $25 $30 FY2007 FY2008 Revenues Operating Income + 24% + 73% Financial Performance ($’s in millions)

Rationale for Acquisition Vertical diversification in healthcare, particularly nursing Horizontal diversification in associate degree and certificate programs Quality programs and outcomes for students Size is meaningful Compatible cultures and strong management team U.S. Education Corporation is the highest-quality opportunity DeVry has seen to implement its strategy of diversifying into the allied health career college segment.

Potential Synergies Co-location with DeVry University and Chamberlain College of Nursing Opportunity to enhance capacity utilization Marketing: enhanced conversion Leverage DeVry’s online expertise

Thorough Due Diligence Visited all campuses Toured facilities, assessed management & operations Compliance review Completed legal, accounting and student finance due diligence Operations review of student population by campus: start/inquiry data, projected continuing student population, and other important metrics Full review of IT capabilities & systems Market research on employers, prospective/current student perception Analyzed accreditation and regulatory requirements for all programs

Financing Purchase price $290 million Utilize cash and existing credit facility (approx. $170 million) Remainder financed with available domestic cash Potentially borrow against auction rate securities, if needed

Growth Strategy Add new locations via co-location and standalone campuses Continue program roll-out ; focused on more advanced allied health careers Add new programs Capitalize on online opportunity

Integration Planning is Underway Integration team formed with co-leaders from each organization Phase one: infrastructure Finance/accounting IT Human resources Phase two: processes Student finance Admissions training Policies & procedures Phase three: growth initiatives/synergies New locations; new programs; online

Acquisition of U.S. Education Corporation High quality programs in high-demand fields Strong management team Right price

U.S. Education Corporation George Montgomery U.S. Education Corporation President and Chief Executive Officer

Overview of U.S. Education Corporation USEC established in 2001 Acquired Western Career College in February 2003 (Founded 1967) Acquired Apollo College in December 2003 (Founding 1976) 65,000 Alumni 6,449 7,717 8,745 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 9,000 2006 2007 2008 Ending Student Headcount + 13.3%

Well-Positioned in the Career College Market 75% of new job openings will require postsecondary education Of these new jobs, 75% will require an associates degree or certificate USEC offers programs for 5 of the fastest growing occupations (1) USEC also offers Registered, Vocational and Practical Nursing programs; Registered Nursing is the occupation with the largest projected job growth (2) Source: (1) Bureau of Labor Statistics: The 30 fastest-growing occupations, 2006-2016 (2) Bureau of Labor Statistics: Occupations with the largest job growth, 2006-2016

Quality Academic Programs and Career Outcomes 5% 10% Default Rate (1) 80/20%; 77/23%; 62/38% (2) 66/34% 90/10 Ratios 84% 88% Graduate employment rate 66% 61% Graduation rate Apollo WCC Student Outcomes (1) Represents 2005 Cohort Default Rates (2) Apollo operates under 3 OPEID numbers (3) Data provided by Bureau of Labor Statistics and USEC $64,480 Dental Hygienist $62,840 Registered Nurse $45,760 Respiratory Therapist Technician $25,519 Medical Assistant Average Starting Salaries (3) Jeff Akens President, WCC

Management Team George Montgomery Chief Executive Officer Bill Clohan Chairman George Harbison Chief Financial Officer Former President and CEO of Taylor Made Golf (grew the company from $75 million to $350 million in revenues). Former U.S. Undersecretary of Education, Education Counsel to the Education and Labor Committee, General Counsel to two national accrediting agencies, and Executive Director of CAPPS, CCA Board. 20+ years of experience in senior finance positions, former Chief Financial Officer of El Torito/Acapulco Restaurants, a $320 million chain of 150 Mexican restaurants. 15 years in senior operating positions with U.S. Education Corporation, former area operations manager for northwest and central valley areas, 10 years as Campus Director for San Leandro campus. Tom Bloom President, Apollo College Former President of a South University campus and the California Culinary Academy, 20 years experience in postsecondary education.

Acquisition of U.S. Education Corporation

Vertical diversification in healthcare, particularly nursing Horizontal diversification in associate degree and certificate programs Quality programs and outcomes for students Size is meaningful Compatible cultures and strong management team U.S. Education Corporation is the highest-quality opportunity DeVry has seen to implement its strategy of diversifying into the allied health career college segment. Rationale for Acquisition

Meeting Critical Demand for Physicians in U.S. Opening 60-80ksf branch campus in Grand Bahama Temporary site: Jan. 2009 New campus: 2010 Basic sciences curriculum Students begin training in Dominica; Transfer 3rd & 4th semesters to Freeport Alleviates capacity issues and fuels future growth

Acquisition of U.S. Education Corporation

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Acquisition of U.S. Education Corporation